Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

IONIC DIGITAL INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.00001 per share	(1)	457(a)	7,781,306	$20.40	$158,738,642.40	0.0001381	$21,921.81
Fees to be Paid	Equity	Class A common stock issuable upon exercise of $63.60 strike price warrants	(2)	Other	1,006,286	63.60	63,999,789.60	0.0001381	8,838.37
Fees to be Paid	Equity	Class A common stock issuable upon exercise of $74.20 strike price warrants	(3)	Other	1,006,286	74.20	74,666,421.20	0.0001381	10,311.43
Fees to be Paid	Equity	Class A common stock issuable upon exercise of $87.45 strike price warrants	(4)	Other	1,006,286	$87.45	$87,999,710.70	0.0001381	$12,152.76

Total Offering Amounts:							$385,404,563.90		53,224.37
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$53,224.37

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Offering Note(s)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of Class A common stock, the Registrant calculated the proposed maximum offering price per share, by analogy to Rule 457(f)(2), based on the pro forma total stockholders’ equity of the Class A common stock the Registrant registers, or $20.40 per share, which was calculated from its pro forma balance sheet as of March 31, 2026. Given that the Registrant’s shares of Class A common stock are not traded on exchange or over-the-counter, the Registrant did not use the trading prices of its Class A common stock in accordance with Rule 457(c).

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering such additional indeterminate number of Class A common stock as may become issuable as a result of stock splits or stock dividends.
(2)	Pursuant to Rule 416 under the Securities Act, the Registratnt is also registering such additional indeterminate number of shares of Class A Common Stock issuable as a result of stock splits or stock dividends.
(3)	Pursuant to Rule 416 under the Securities Act, the Registratnt is also registering such additional indeterminate number of shares of Class A Common Stock issuable as a result of stock splits or stock dividends.
(4)	Pursuant to Rule 416 under the Securities Act, the Registratnt is also registering such additional indeterminate number of shares of Class A Common Stock issuable as a result of stock splits or stock dividends.